Exhibit 4.3

AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [                        ] among (i) [            ], a [            ] organized under the laws of [            ] (the “Authorized Participant”), (ii) Barclays Global Investors N.A., a national banking association acting in its capacity as trustee (in such capacity, the “Trustee”) of the iShares GSCI Commodity-Indexed Trust (the “Trust”), a statutory trust created under Delaware law pursuant to the provisions of the Trust Agreement (the “Trust Agreement”), dated as of [                        ] between the Trustee and Barclays Global Investors International, Inc., a Delaware corporation, in its capacity as sponsor of the Trust (in such capacity, the “Sponsor”), and (iii) the Sponsor.

R E C I T A L S

A. Pursuant to the provisions of the Trust Agreement, the Trust may from time to time issue or redeem equity securities representing an interest in the assets of the Trust (“iShares”), in each case only in aggregate amounts of 50,000 iShares (such aggregate amount, a “Basket”), and integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and in effect an Authorized Participant Agreement with the Trust.

B. [            ] has requested to become an “Authorized Participant” with respect to the Trust (as such term is defined in the Trust Agreement), and the Sponsor and the Trustee have agreed to such request.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

Section 1. Procedures. The Authorized Participant will purchase or redeem Baskets of iShares of the Trust in compliance with the Trust Agreement as supplemented by the Creation and Redemption Procedures attached to this Agreement as Schedule 1 (such procedures, as the same may be amended or modified from time to time in compliance with the provisions hereof and thereof, the “Procedures”), using the form attached thereto as Annex I in the case of an order to purchase one or more Baskets of iShares (the “Purchase Order”), or the form attached thereto as Annex II in case of an order to redeem one or more Baskets of iShares (the “Redemption Order”). All Purchase Orders and Redemption Orders (collectively, “Orders”) shall be placed and executed in accordance with the Trust Agreement as supplemented by the Procedures.

Section 2. Incorporation of Standard Terms. The Standard Terms attached hereto as Schedule 2 (the “Standard Terms”) are hereby incorporated by reference into, and made a part of, this Agreement.

Section 3. Conflicts Rules. In case of any inconsistency between the provisions of this Agreement and the Trust Agreement, the provisions of the Trust Agreement shall control. In case of inconsistency between the provisions incorporated by reference into this Agreement pursuant to Section 2 above and any other provision of this Agreement, the latter will control.

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Section 4. Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, attached hereto as Schedule 3 is a certificate listing the Authorized Representatives of the Authorized Participant.

Section 5. Notices. Except as otherwise specifically provided in the Procedures, all notices required or permitted to be given pursuant hereto shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail) addressed as follows:

(i)	If to the Trustee:

Barclays Global Investors, N.A.

45 Fremont Street

San Francisco, CA 94105

Attn:

with a copy to: [IBT]

(ii)	If to the Sponsor:

Barclays Global Investors International, Inc.

45 Fremont Street

San Francisco, CA 94105

Attn: Product Management Team, Intermediary Investors and Exchange

Traded Products Group

Telephone: (415) 402-4671

Facsimile: (415) 618-5097

with a copy to:

Barclays Global Investors, N.A.

45 Fremont Street

San Francisco, CA 94105

Attn: Legal Department

Telephone: (415) 597-2860

Facsimile: (415) 597-2753

(i)	If to the Authorized Participant:

[                    ]

Address:

Attention:

Telephone:

Fax:

or to such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

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Section 6. Effectiveness, Termination and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time by any party upon sixty days prior written notice to the other parties and may be terminated earlier by the Trustee or the Sponsor at any time on the event of a breach by the Authorized Participant of any provision of this Agreement (including the Standard Terms incorporated by Section 2 hereof) or the Procedures. This Agreement supercedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement (including the Procedures and Standard Terms) may be amended by the Trustee and the Sponsor from time to time without the consent of the Authorized Participant, or any person on whose behalf the Authorized Participant holds iShares, by the following procedure: the Trustee or the Sponsor will mail a copy of the amendment to the Authorized Participant in compliance with the notice provisions of this Agreement; if the Authorized Participant does not object in writing to the amendment within ten (10) Business Days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms.

Section 7. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of, or relating to, this Agreement.

Section 8. Assignment. No party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto; provided, that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereto. Any purported assignment or delegation in violation of these provisions shall be null and void. Notwithstanding the foregoing, any successor Trustee appointed in compliance with the Trust Agreement shall automatically become a party hereto and shall assume all the obligations, and be entitled to all the rights and remedies of the Trustee hereunder.

Section 9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

BARCLAYS GLOBAL INVESTORS, N.A., in its capacity as Trustee of the iShares GSCI Commodity-Indexed Trust,

By:	By:
Name:	Name:
Title:	Title:

BARCLAYS GLOBAL INVESTORS INTERNATIONAL, INC., in its capacity as Sponsor of the iShares GSCI Commodity-Indexed Trust

By:	By:
Name:	Name:
Title:	Title:

[ ]

By:
Name:
Title:

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Schedule 1

CREATION AND REDEMPTION PROCEDURES

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-i-

iSHARES GSCI COMMODITY-INDEXED TRUST

CREATION AND REDEMPTION PROCEDURES

adopted by the Sponsor and the Trustee (each as defined below) as of [                        ], 2005

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Trust Agreement. For purposes of these Procedures, unless the context otherwise requires, the following terms will have the following meanings:

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean the Authorized Participant Agreement to which these Procedures are attached as Schedule 1.

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement between such Authorized Participant, the Sponsor and the Trustee, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trustee for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall mean 50,000 iShares.

“Basket Constituents” shall mean, for each Business Day, a basket of financial instruments published by the Trustee in respect of such Business Day consisting of a specified number of CERFs together, cash and/or Short-Term Securities.

“Business Day” shall mean any day (a) on which none of the following occurs: (i) the Exchange is closed for regular trading, (ii) the CME is closed for regular trading or (iii) the Federal Reserve wire transfer system is closed for cash wire transfers, or (b) that the Administrative Trustee determines that it is able to conduct business.

“CERFs” mean futures contracts on the GSCI Excess Return Index listed on the Chicago Mercantile Exchange.

“Creation” means the process that begins when an Authorized Participant first indicates to the Creation and Redemption Agent its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trustee and Delivery to such Authorized Participant of the corresponding number of iShares.

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“Creation and Redemption Agent” means Investors Bank & Trust Company, a Massachusetts banking organization, or any successor thereto appointed by the Trustee as the Trustee’s agent for effecting Creations and Redemptions with Authorized Participants.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Creation and Redemption Agent and communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Clearing FCM” shall mean Goldman Sachs & Co., as clearing futures commission merchant for the Investing Pool, and any successor clearing FCM appointed by the Investing Pool.

“Deliver” means full delivery of all the constituents of a Basket to or from (as the context may be require) the Trust or an account designated by the Trust (which may be the Investing Pool’s account at the Clearing FCM). In the case of CERFs, such delivery shall be effected by an exchange of futures for physical transaction in accordance with the rules of the CME.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“iShares” shall mean shares issued by the Trustee representing fractional, undivided interests in the net assets of the Trust.

“Initial Creation” shall mean the initial creation of iShares pursuant to the provisions of Section 2.01.

“Investing Pool” means iShares GSCI Commodity-Indexed Investing Pool, LLC.

“Order Cut-Off Time” shall mean [3:00 p.m. (New York time)].

“Order Date” shall have, (i) with respect to a Purchase Order, the meaning ascribed to the term in Section 2.3 of the Trust Agreement; and (ii) with respect to a Redemption Order, the meaning ascribed to the term in Section 2.6 of the Trust Agreement.

“Purchase Order” shall mean an order to purchase one or more Baskets in the form attached hereto as Annex I.

“Redemption Order” shall mean an order to redeem one or more Baskets in the form attached hereto as Annex II.

“Sponsor” shall mean Barclays Global Investors International, Inc., a Delaware corporation, in its capacity as sponsor under the Trust Agreement.

“Trustee” shall mean Barclays Global Investors, N.A., a national banking association, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” shall mean the iShares GSCI Commodity-Indexed Trust, a trust governed by the provisions of the Trust Agreement.

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“Trust Agreement” shall mean the Trust Agreement dated [                        ], 200[  ] among the Trustee, the Sponsor, all owners and beneficial owners from time to time of iShares and all depositors.

Section 1.02. Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.03. Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

ARTICLE II

CREATION PROCEDURES

Section 2.01. Initial Creation of iShares. The initial creation of iShares will take place in compliance with such procedures as the Trustee, the Sponsor and the initial Depositor may agree.

Section 2.02. Subsequent Creation of iShares. After the Initial Creation, the issuance and Delivery of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a. Authorized Participants wishing to acquire from the Trustee one or more Baskets may place a Purchase Order with the Creation and Redemption Agent on any Business Day; provided, however, that only Purchase Orders received by the Creation and Redemption Agent prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Purchase Orders received by the Creation and Redemption Agent on or after the Order Cut-Off Time on a Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

b. For purposes of paragraph “a” above, a Purchase Order shall be deemed “received” by the Creation and Redemption Agent only when each of the following has occurred:

(i) An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Creation and Redemption Agent that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets.

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(ii) Within one hour following such telephone call, the Creation and Redemption Agent shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Purchase Order executed by an Authorized Representative of such Authorized Participant.

c. The Creation and Redemption Agent (acting on behalf of, and in consultation with, the Trustee) shall have the absolute right to reject any Purchase Order including, without limitation, (i) Purchase Orders that the Creation and Redemption Agent has determined are not in proper form, (ii) Purchase Orders that the Trustee has determined would have adverse tax consequences to the Trust, the Investing Pool or to owners of iShares, or (iii) Purchase Orders the acceptance of which would, in the opinion of counsel to the Trustee or the Creation and Redemption Agent, result in a violation of law. Neither the Creation and Redemption Agent nor the Trustee shall be liable to any person for rejecting a Purchase Order. Should the Creation and Redemption Agent elect to accept the Purchase Order, it shall communicate its decision by sending to the Authorized Participant (with copies to the Clearing FCM at the offices of the Clearing FCM in New York), via facsimile or electronic mail message, no later than 5:00 p.m. (New York time) on the Order Date for such Purchase Order a copy of the corresponding Purchase Order endorsed “Accepted” by the Creation and Redemption Agent and indicating the Basket Constituents that the Authorized Participant shall Deliver to the Clearing FCM. Prior to the transmission of the Creation and Redemption Agent’s acceptance as specified above, a Purchase Order will only represent the Authorized Participant’s unilateral offer to deposit the Basket Constituents in exchange for one or more Baskets and will have no binding effect upon the Trust, the Trustee, the Creation and Redemption Agent or any other party.

d. On the first Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date as the Trustee in its discretion may agree, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and instruct the Creation and Redemption Agent to deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by 9:00 a.m. (New York time) on the date such issuance is to take place:

(i) the Manager or its agent shall have confirmed in writing to the Creation and Redemption Agent that Delivery of the Basket Constituents has been made to the Clearing FCM (reflecting the Delivery of the Basket Constituents to the Trustee and the contribution by the Trustee of such Basket Constituents to the Investing Pool); and

(ii) the Creation and Redemption Agent shall have received from the Authorized Participant a per order transaction fee in the amount of US$[            ], plus any expenses, taxes or charges (including stamp taxes or stock transfer taxes or fees) in connection with the Purchase Order (and, in the case of a Basket created solely for cash, additional issuance costs determined by the Creation and Redemption Agent, including the costs to the Investing Pool of establishing the corresponding CERF position); and

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(iii) any other conditions to the issuance under the Trust Agreement shall have been satisfied.

e. In all other cases, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and instruct the Creation and Redemption Agent to deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which the conditions set forth in clauses (i) to (iii) of paragraph “d” above shall have been met.

ARTICLE III

REDEMPTION PROCEDURES

Section 3.01. Redemption of iShares. Redemption of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a. Authorized Participants wishing to redeem one or more Baskets may place a Redemption Order with the Creation and Redemption Agent on any Business Day; provided, however, that only Redemption Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Redemption Orders received by the Creation and Redemption Agent on or after the Order Cut-Off Time on any Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

b. For purposes of paragraph “a” above, a Redemption Order shall be deemed “received” by the Creation and Redemption Agent only when each of the following has occurred:

(i) An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Creation and Redemption Agent that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets.

(ii) Within one hour following such telephone call, the Creation and Redemption Agent shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Redemption Order executed by an Authorized Representative of such Authorized Participant.

c. The Creation and Redemption Agent (acting on behalf of, and in consultation with, the Trustee) shall have the absolute right to reject any Redemption Order, including, without limitation, (i) a Redemption Order the acceptance of which would, in the opinion of counsel to the Trustee or the Creation and Redemption Agent, result in a violation of law, or (ii) during any period in which circumstances make transactions or delivery of CERFs impossible or impractical. Neither the Creation and Redemption Agent nor the Trustee shall be liable to any person for rejecting a Redemption Order. Should the Creation and Redemption Agent (acting on behalf of, and in consultation with, the Trustee) elect to accept such Redemption Order, it shall communicate its decision to the Authorized Participant by sending to the Authorized Participant (with copy to the Clearing FCM), via facsimile or electronic mail

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message, no later than [5]:00 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Creation and Redemption Agent and indicating the Basket Constituents to be Delivered to the Authorized Participant in respect of each Basket being redeemed.

d. The Creation and Redemption Agent shall confirm via electronic mail message or facsimile sent to an Authorized Person of the redeeming Authorized Participant no later than 11:00 a.m. (New York time) on the first Business Day following the Order Date of such Redemption Order the account(s) where Delivery of the Basket Constituents will be made.

e. Provided that by 9:00 a.m. (New York time) on the first Business Day following the Order Date of a Redemption Order, the Creation and Redemption Agent shall have confirmed in writing to the Clearing FCM that:

(i) the Authorized Participant has delivered to the Trustee’s account at DTC the total number of iShares to be redeemed by such Authorized Participant pursuant to such Redemption Order;

(ii) the Creation and Redemption Agent has received a per order transaction fee of US$[            ], plus any expenses, taxes or charges (including stamp taxes or stock transfer taxes or fees) in connection with the Redemption Order (and, in the case of a Basket redeemed solely for cash, additional redemption costs determined by the Creation and Redemption Agent, including the costs to the Investing Pool of liquidating the corresponding CERF position); and

(iii) any other conditions to the redemption under the Trust Agreement have been satisfied,

the Trustee will, or will cause the Manager or the Clearing FCM to (as part of the redemption of the relevant Investing Pool Interests), as applicable, on such day, at the locations and in the amounts specified in the communication sent in compliance with paragraph “d” above, Deliver the applicable Basket Constituents to the account(s) of the redeeming Authorized Participant specified in the Clearing and Redemption Agent’s confirmation. Having made such Delivery, the Manager or Clearing FCM will send written confirmation thereof to the Creation and Redemption Agent who will then cancel the iShares so redeemed on behalf of the Trustee.

f. In the event that, by 9:00 a.m. (New York time) on the first Business Day following the Order Date of a Redemption Order governed by paragraph “e” above, Trustee’s account at DTC shall not have been credited with the total number of iShares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Creation and Redemption Agent will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the Clearing FCM.

g. In all other cases, Delivery must be completed by the Manager or the Clearing FCM as soon as, in the reasonable judgment of the Manager or Clearing FCM, it is practicable following receipt of written confirmation from the Creation and Redemption Agent as described in clauses “i” to “iii” of paragraph “e” above.

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IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Creation and Redemption Procedures as of the date set forth above.

BARCLAYS GLOBAL INVESTORS, N.A., in its capacity as Trustee of the iShares GSCI Commodity-Indexed Trust

By:	By:
Name:	Name:
Title:	Title:

BARCLAYS GLOBAL INVESTORS INTERNATIONAL INC., in its capacity as Sponsor

By:	By:
Name:	Name:
Title:	Title:

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ANNEX I TO CREATION AND REDEMPTION PROCEDURES

PURCHASE ORDER

Authorized Participant:

Date:

PIN:

Basket Constituents to be delivered:

Number of Baskets to be Issued:

Additional information required for issuance of iShares:

This Purchase Order is subject to the terms and conditions of the Trust Agreement of the iShares GSCI Commodity-Indexed Trust as currently in effect and the Authorized Participant Agreement among the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in Section 3.2 of the Trust Agreement and in the Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Purchase Order to the Trustee on behalf of the Authorized Participant.

Date:

By:
Name:
Title:

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ANNEX II TO CREATION AND REDEMPTION PROCEDURES

REDEMPTION ORDER

Authorized Participant:

Date:

PIN:

Number of iShares to be redeemed:

Additional information required for delivery of the Trust Property:

This Redemption Order is subject to the terms and conditions of the Trust Agreement of the iShares GSCI Commodity-Indexed Trust as currently in effect and the Authorized Participant Agreement among the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in the Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Trustee on behalf of the Authorized Participant.

Date:

By:
Name:
Title:

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Schedule 2

Standard Terms

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Standard Terms”) agreed to as of [                        ], 2005 by and between Barclays Global Investors, N.A., a national banking association, and Barclays Global Investors International, Inc., a Delaware corporation.

ARTICLE I

ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01. Authorization to Purchase and Redeem Baskets. Subject to the provisions of the Authorized Participant Agreement, during the term of the Authorized Participant Agreement, the Authorized Participant will be authorized to purchase and redeem Baskets of iShares in compliance with the provisions of the Trust Agreement.

Section 1.02. Procedures for Orders. Each party hereto agrees to comply with the provisions of the Trust Agreement and the Procedures to the extent applicable to it.

Section 1.03. Consent to Recording. The phone lines used by the Trustee, the Creation and Redemption Agent, the Clearing FCM or their affiliated persons may be recorded, and the Authorized Participant hereby consents to the recording of all calls with any of those parties.

Section 1.04. Irrevocability. The Authorized Participant agrees on behalf of itself and any Authorized Participant Client that delivery to the Creation and Redemption Agent of an Order shall be irrevocable; provided that each of the Trustee and the Sponsor reserves the right to reject any Order in compliance with the provisions of the Trust Agreement.

Section 1.05. Costs and Expenses. The Authorized Participant shall be responsible for any and all expenses and costs incurred by the Trust in connection with any Orders.

Section 1.06. Delivery of Property to the Trust. The Authorized Participant understands and agrees that in the event Basket Constituents are not transferred to or as directed by the Trustee by the time specified in the Purchase Order and in compliance with the Procedures and the Trust Agreement, a Purchase Order may be cancelled by the Creation and Redemption Agent and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Trustee or the Clearing FCM related to the cancelled Order.

Section 1.07. Title to Basket Constituents and iShares Surrendered for Redemption. The Authorized Participant represents and warrants to the Trustee that

a. in connection with each Purchase Order, the Authorized Participant will have full power and authority to transfer to the Trust the corresponding Basket Constituents, and that upon Delivery of the Basket Constituents to the Clearing FCM in accordance with the Procedures, the Investing Pool will acquire good and unencumbered title to such property, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances (other than those in favor of the Clearing FCM or the CME clearinghouse) and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise; and

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b. in connection with a Redemption Order, the Authorized Participant will have full power and authority to surrender to the Creation and Redemption Agent for redemption the corresponding iShares, and upon such surrender the Trust will acquire good and unencumbered title to such iShares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, transferability restrictions (whether arising by operation of law or otherwise), loan, pledge, repurchase or securities lending agreements or other arrangements which would preclude the delivery of such iShares on a “regular way” basis.

Section 1.08. Certain Payments or Distributions.

a. With respect to any Purchase Order, the Trust acknowledges and agrees to return to the Authorized Participant any payment, distribution or other amount paid to the Trust in respect of any Basket Constituents transferred to the Trust that, based on the valuation of the Basket Constituents at the time of transfer, should have been paid to the Authorized Participant. Likewise, the Authorized Participant on behalf of itself and any Authorized Participant Client acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to the Authorized Participant or any Authorized Participant Client in respect of any Basket Constituents transferred to the Trust that, based on the valuation of the Basket Constituents at the time of transfer, should have been paid to the Trust.

b. With respect to any Redemption Order, the Authorized Participant on behalf of itself and any Authorized Participant Client acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to it or an Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should have been paid to the Trust. The Trust is entitled to reduce the amount of any property due to the Authorized Participant or any Authorized Participant Client by an amount equal to any payment, distribution or other sum to be paid to the Authorized Participant or to the Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should be paid to the Trust. Likewise, the Trust acknowledges and agrees to return to the Authorized Participant or any Authorized Participant Client any payment, distribution or other amount paid to it in respect of any iShares transferred to the Trust that, based on the valuation of such iShares at the time of transfer, should have been paid to the Authorized Participant or such Authorized Participant Client.

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ARTICLE II

AUTHORIZED REPRESENTATIVES

Section 2.01. Certification. Concurrently with the execution of the Authorized Participant Agreement, and as requested from time to time by the Trustee but no less frequently than annually, the Authorized Participant shall deliver to the Trust a certificate signed by the Authorized Participant’s Secretary or other duly authorized official setting forth the names, e-mail addresses and telephone and facsimile numbers of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each an “Authorized Representative”). Such certificate may be accepted and relied upon by the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until (i) receipt by the Trust of a superseding certificate in a form approved by the Trust bearing a subsequent date, or (ii) termination of the Authorized Participant Agreement.

Section 2.02. PIN Numbers. The Creation and Redemption Agent shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Representatives. The Authorized Participant may revoke the PIN Number at any time upon written notice to the Creation and Redemption Agent, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Upon receipt of such written request, the Creation and Redemption Agent shall, as promptly as practicable, de-activate the PIN Number. If an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Creation and Redemption Agent. The Authorized Participant agrees that, absent the Creation and Redemption Agent’s fraud, willful misconduct or failure to cancel the PIN Number promptly following a written request to do so from the Authorized Participant or the termination of the Authorized Participant Agreement, none of the Trust, the Trustee or the Creation and Redemption Agent shall be liable for losses incurred by the Authorized Participant as a result of unauthorized use of the Authorized Participant’s PIN Number prior to the time the Authorized Participant provides notice to the Creation and Redemption Agent of the termination or revocation of authority pursuant to Section 2.03.

Section 2.03. Termination of Authority. Upon the termination or revocation of authority of an Authorized Representative by the Authorized Participant, the Authorized Participant shall (i) give immediate written notice of such fact to the Creation and Redemption Agent and such notice shall be effective upon receipt by the Creation and Redemption Agent; and (ii) request a new PIN Number. The Creation and Redemption Agent shall, as promptly as practicable, de-activate the PIN Number upon receipt of such written notice.

Section 2.04. Verification. The Creation and Redemption Agent may assume that all instructions issued to it using the Authorized Participant’s PIN Number have been properly placed by Authorized Representatives, unless the Creation and Redemption Agent has actual knowledge to the contrary or the Authorized Participant has revoked its PIN Number. The

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Creation and Redemption Agent shall have no duty to verify that an Order has been placed by an Authorized Representative. The Authorized Participant agrees that the Creation and Redemption Agent shall not be responsible for any losses incurred by the Authorized Participant as a result of an Authorized Representative identifying himself or herself as a different Authorized Representative or an unauthorized person identifying himself or herself as an Authorized Representative, unless the Creation and Redemption Agent previously received from the Authorized Participant written notice to revoke its PIN Number.

ARTICLE III

STATUS OF THE AUTHORIZED PARTICIPANT

Section 3.01. Clearing Status. The Authorized Participant represents, covenants and warrants that, as of the date of execution of the Authorized Participant Agreement, and at all times during the term of the Authorized Participant Agreement, the Authorized Participant is and will be entitled to use the clearing and settlement services of each of the national clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Authorized Participant shall terminate the Authorized Participant Agreement and the Authorized Participant shall give prompt written notice thereof to the Creation and Redemption Agent.

Section 3.02. Registration Status. The Authorized Participant represents and warrants that, unless the following paragraph is applicable to it, it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business to the extent so required by applicable law, (iii) a member in good standing of the NASD, (iv) registered as a futures commission merchant under the Commodity Exchange Act, as amended and (v) a member in good standing of the National Futures Association. The Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of the Authorized Participant Agreement. The Authorized Participant further agrees to comply with all Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, to the extent such laws and regulations are applicable to the Authorized Participant’s transactions in iShares, and with the Constitution, By-Laws and Conduct Rules of the NASD applicable to its activities as an Authorized Participant, and that it will not offer or sell iShares in any state or jurisdiction where they may not lawfully be offered and/or sold.

Section 3.03. Foreign Status. If the Authorized Participant is offering and selling iShares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of the NASD as set forth in the preceding paragraph, the Authorized Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made (e.g., it will not offer or sell iShares in any state or jurisdiction where they may not lawfully be offered and/or sold), to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct its business in accordance with the spirit of the NASD Conduct Rules.

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Section 3.04. Compliance with Certain Laws. If the Authorized Participant is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“U.S.A. PATRIOT Act”), the Authorized Purchaser is in compliance with the anti-money laundering and related provisions of the U.S.A. PATRIOT Act.

Section 3.05. Authorized Participant Status.

a. The Authorized Participant understands and acknowledges that the method by which Baskets of iShares will be created and traded may raise certain issues under applicable securities laws. For example, because new Baskets of iShares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act.

b. The Sponsor shall ensure that the Prospectus contains an accurate and current listing of Authorized Participants.

ARTICLE IV

ROLE OF AUTHORIZED PARTICIPANT

Section 4.01. Independent Contractor. The Authorized Participant acknowledges and agrees that for all purposes of the Authorized Participant Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Trustee in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trustee, the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under the Authorized Participant Agreement; provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise disclose any information that the Authorized Participant reasonably believes (i) it is under legal obligation not to disclose, or (ii) it is confidential or proprietary in nature.

Section 4.02. Rights and Obligations of DTC Participant. In executing the Authorized Participant Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for an Authorized Participant Client or for any other DTC Participant or indirect participant, or any other person on whose behalf it holds iShares, that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or under the Procedures.

Section 4.03. Beneficial Owner Communications. The Authorized Participant agrees, subject to any limitations arising under federal or state securities laws relating to privacy or other obligations it may have to its customers, to assist the Trustee or the Sponsor in determining the ownership level of each beneficial owner relating to positions in iShares that the Authorized

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Participant may hold as record holder. In addition, the Authorized Participant agrees, in accordance with applicable laws, rules and regulations, at the request of the Sponsor or the Trustee to forward to such beneficial owners written materials and communications received from the requesting party in sufficient quantities to allow mailing thereof to such beneficial owners, including notices, annual reports, disclosure or other informational materials and any amendments or supplements thereto that may be required to be sent by the Sponsor or the Trustee to such beneficial owners pursuant to the Trust Agreement or applicable law or regulation, or that the Sponsor or the Trustee reasonably wishes to distribute, at its own expense, to such beneficial owners.

Section 4.04. Provision. [To follow]

ARTICLE V

MARKETING MATERIALS AND REPRESENTATIONS

Section 5.01. Authorized Participant’s Representation. The Authorized Participant represents, warrants and agrees that it will not make, or permit any of its representatives to make, any representations concerning iShares other than those contained in the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to iShares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved in writing by the Sponsor. The Authorized Participant understands that the Trust will not be advertised as offering redeemable securities, and that any advertising materials will prominently disclose that the iShares are not redeemable units of beneficial interest in the Trust, except in Baskets. Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Sponsor, prepare and circulate in the regular course of its business reports, research or similar materials that include information, opinions or recommendations relating to iShares (i) for public dissemination, provided that such reports, research or similar materials compare the relative merits and benefits of iShares with other products and are not used for purposes of marketing iShares and (ii) for internal use by the Authorized Participant.

Section 5.02. Prospectus. The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Sponsor will notify the Authorized Participant when a revised, supplemented or amended Prospectus for the iShares is available, and make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized

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Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its customers. The Sponsor shall be deemed to have complied with this Section 5.02 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

ARTICLE VI

INDEMNIFICATION; LIMITATION OF LIABILITY

Section 6.01. Indemnification. The provisions of this Section 6.01 shall survive termination of the Agreement.

a. The Authorized Participant shall indemnify and hold harmless the Sponsor, the Trustee, the Trust, the Creation and Redemption Agent, their respective subsidiaries, Affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Authorized Participant of any representations or warranties of the Authorized Participant (including under Section 3.2 of the Trust Agreement); (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Authorized Participant Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, that apply to it; (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with the Procedures reasonably believed by such Indemnified Party to be genuine and to have been given by the Authorized Participant; (v) any representation by the Authorized Participant, its employees, agents or other representatives about the iShares, the Trust or any Indemnified Party that is not consistent with the Trust’s then current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell iShares or (vi) any untrue statement or alleged untrue statement of a material fact contained in any marketing materials or research regarding the iShares prepared by the Authorized Participant, or the omission, or alleged omission, of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

b. The Authorized Participant shall not be liable to any Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Authorized Participant, or (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Trustee or any Indemnified Party.

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ARTICLE VII

MISCELLANEOUS

Section 7.01. Commencement of Trading. The Authorized Participant may not submit an Order until five Business Days after the date of execution of the Authorized Participant Agreement or a date agreed upon by the Trustee and the Authorized Participant.

Section 7.02. Definitions. The capitalized terms used herein are defined as follows.

a. “1933 Act” means the U.S. Securities Act of 1933, as amended.

b. “Affiliate” shall have the meaning given to it by Rule 501(b) under the 1933 Act.

c. “Authorized Participant Agreement” shall mean each Authorized Participant Agreement (including the Procedures attached thereto) among the Authorized Participant, the Trustee and the Sponsor into which these Standard Terms shall have been incorporated by reference.

d. “Authorized Participant” shall have the meaning ascribed to it in the introductory paragraph of the Authorized Participant Agreement.

e. “Authorized Participant Client” means any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

f. “Authorized Representative” shall have the meaning ascribed to it in Section 2.01 hereof.

g. “Basket” shall have the meaning ascribed to it in the Recitals to the Authorized Participant Agreement.

h. “DTC” means The Depository Trust Company.

i. “Indemnified Party” shall have the meaning ascribed to it in Section 6.01.a hereof.

j. “iShares” means iShares issued by the Trust pursuant to the provisions of the Trust Agreement.

k. “NASD” means the National Association of Securities Dealers, Inc.

l. “Prospectus” means the Trust’s current prospectus included in its effective registration statement, as supplemented or amended from time to time.

m. All other capitalized terms used in these Standardized Terms and not otherwise defined shall have the meaning ascribed to such terms in the Authorized Participant Agreement.

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IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Standard Terms as of the date set forth above.

BARCLAYS GLOBAL INVESTORS, N.A., in its capacity as Trustee of the iShares GSCI Commodity-Indexed Trust

By:
Name:
Title:

BARCLAYS GLOBAL INVESTORS INTERNATIONAL, INC., in its capacity as Sponsor of the iShares GSCI Commodity-Indexed Trust

By:
Name:
Title:

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Schedule 3

CERTIFICATE OF AUTHORIZED REPRESENTATIVES

Each of the following employees of [•] (each, an “Authorized Representative”) is authorized, in accordance with the Authorized Participant Agreement dated [                        ] among [•], the Sponsor and the Trustee, to submit Purchase Orders and Redemption Orders on behalf and in the name of [•] and to give instructions or any other notice or request on behalf of [•] with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

Name:

e-mail Address:

Telephone:

Fax:

Name:

e-mail Address:

Telephone:

Fax:

Name:

e-mail Address:

Telephone:

Fax:

Name:

e-mail Address:

Telephone:

Fax:

The undersigned, [name of secretary or authorized officer], [title] of [•], does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Authorized Participant Agreement.

By:
Name:
Title:
Date:

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